Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To nutrisystem.com inc.:

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.




                                                             ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
December 17, 1999